EXHIBIT 1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  April 5, 2018

Searchlight II TBO-W, L.P.
By:	Searchlight II TBO GP, LLC
Its:	general partner
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

Searchlight II TBO GP, LLC
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

SC II PV TBO, L.P.
By:	Searchlight Capital Partners II GP, L.P.
Its:	general partner
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

Searchlight Capital II (FC) AIV, L.P.
By:	Searchlight Capital Partners II GP, L.P.
Its:	general partner
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

SC II TBO, L.P.
By:	Searchlight Capital Partners II GP, L.P.
Its:	general partner
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

Searchlight Capital Partners II GP, L.P.
By:	Searchlight Capital Partners II GP, LLC
Its:	general partner
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person

Searchlight Capital Partners II GP, LLC
By:	/s/ Eric Zinterhofer
Name: Eric Zinterhofer Title: Authorized Person